10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.



Fund
Pennsylvania Municipal Bond Fund
Security
Pennsylvania Turnpike Commission
Advisor
EIMCO
Transaction
 Date
5/26/2004
Cost
$2,431,350
Offering Purchase
0.929%
Broker
J.P. Morgan Securities Inc.
Underwriting
Syndicate
Members
J.P. Morgan Securities Inc.
Citigroup Global Markets, Inc.
Commonwealth Securities & Investments
First Security Investments
Wachovia Securities, Inc.

Fund
Connecticut Municipal Bond Fund
Security
Puerto Rico Highway and Transportation
Advisor
EIMCO
Transaction
 Date
4/8/2004
Cost
$2,126,360
Offering Purchase
0.33%
Broker
Citigroup Global Markets, Inc.
Underwriting
Syndicate
Members
Citigroup Global Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley & Co.
Banc of America Securities LLC
Wachovia Securities, Inc.